Exhibit. 10.36
RULES OF THE
ALEXION PHARMACEUTICALS, INC. 2017 INCENTIVE PLAN
FOR AWARDS GRANTED TO PARTICIPANTS IN FRANCE

I.    GENERAL.
1.Introduction.
The Board of Directors (the “Board”) of Alexion Pharmaceuticals, Inc. (the “Company”) has established the Alexion Pharmaceuticals, Inc. 2017 Incentive Plan (the “U.S. Plan”) for the benefit of certain employees of the Company and its affiliated companies, including its French subsidiary(ies) (each a “French Entity”), of which the Company holds directly or indirectly at least 10% of the capital.
Section 12 of the U.S. Plan specifically authorizes the Administrator (as defined in the U.S. Plan) or its delegates has been expressly delegated authority by such Board of Directors to adopt such rules and procedures as the Administrator deems appropriate and advisable to implement the U.S. Plan in any jurisdiction outside the U.S. (including for options and restricted stock units granted in France). The Administrator has determined that it is appropriate and advisable to establish a sub-plan for the purpose of permitting options and restricted stock units to qualify for the respective favorable tax and social security treatment in France. The Administrator, therefore, intends with this document to establish a sub-plan of the U.S. Plan for the purpose of granting options which qualify for the favorable tax and social security treatment in France applicable to options granted under Sections L.225-177 to L. 225-186-1 of the French Commercial Code, as amended, (“French-qualified Options”) and restricted stock units which qualify for the favorable tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended, (“French-qualified Restricted Stock Units”) to qualifying employees of a French Entity who are residents in France for French tax purposes and/or subject to the French social security contributions regime.
The terms of the U.S. Plan applicable to options and restricted stock units, as set out in Appendix 1 hereto, shall, subject to the modifications in the following sub-plan, constitute the Rules of the Alexion Pharmaceuticals, Inc. 2017 Incentive Plan for Awards Granted to Participants in France (the “French Plan”).
Under the French Plan, the qualifying employees will be granted options and restricted stock units only, as defined in Section I.2 hereunder. In no case will substitute awards, e.g., stock appreciation rights, restricted stock or other awards be granted under this French Plan.
The provisions under Section I of this French Plan shall apply to French-qualified Options and French-qualified Restricted Stock Units. The provisions under Section II of

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this French Plan apply only to the grant of French-qualified Options, and the provisions under Section III of this French Plan apply only to French-qualified Restricted Stock Units.
2.Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. In addition,
(a) The term “Closed Period” shall mean a closed period as set forth by Section L. 225-177 of the French Commercial Code, as amended, for French-qualified Options, which is as follows:
i.    twenty quotation days following the issuance of a coupon granting the right to receive dividends or to purchase shares of the Company;
ii.    ten quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or
iii.     the period as from the date the corporate management of the Company have knowledge of information which could, if it were disclosed to the public, significantly impact the trading price of the shares of the Company’s common stock (the “Common Stock”), until ten quotation days after the day such information is disclosed to the public.
The term “Closed Period” shall mean a closed period as set forth by Section L. 225-197-1 of the French Commercial Code, as amended, for French-qualified Restricted Stock Units, which is as follows:
ii.    ten quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or
iii.     the period as from the date the corporate management of the Company have knowledge of information which could, if it were disclosed to the public, significantly impact the trading price of the shares of the Company’s common stock until ten quotation days after the day such information is disclosed to the public.
If the French Commercial Code is amended after adoption of this French Plan to modify the definition and/or applicability of the Closed Periods to French-qualified Options or French-qualified Restricted Stock Units, such amendments shall become applicable to any French-qualified Options or French-qualified Restricted Stock Units granted under this French Plan, to the extent required or permitted by French law.
(b)    The term “Disability” shall mean disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code and subject to the fulfillment of related conditions.

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(c)    The term “Forced Retirement” shall mean forced retirement at the initiative of the employer as determined under Section L. 1237-5 of the French Labor Code and subject to the fulfillment of related conditions.
(d)    The term “Grant Date” shall be the date on which the Administrator (1) designates the French Optionee or Grantee, both as defined below, and (2) specifies the terms and conditions of the Option or Restricted Stock Unit, both as defined below.
(e)    The term “Grantee” is defined as an eligible person who was granted a Restricted Stock Unit, as defined below, pursuant to Section I.3 of this French Plan.
(f)    The term “Option” shall mean purchase stock options (rights to acquire shares of Common Stock repurchased by the Company prior to the date on which the options become exercisable).
(g)    The term “Optionee” is defined as an eligible person who was granted an Option pursuant to Section I.3 of this French Plan.
(h)    The term “Restricted Stock Unit” shall mean a promise by the Company to issue to the Grantee on the Vesting Date, as defined below, at no consideration, a share of Common Stock of the Company for each unit granted to the Grantee. Dividend and voting rights will not apply until the issuance of shares of Common Stock at the time of vesting of the Restricted Stock Units.
(i) The term “Vesting Date” shall mean the date on which the shares of Common Stock subject to the Restricted Stock Units are issued to the Grantee.
3.Eligibility.
(a)    Subject to Section I.3(c) below, any individual who, on the Grant Date of the French-qualified Options or French-qualified Restricted Stock Units, as applicable, and to the extent required under French law, is employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Entity or who is a corporate officer of a French Entity (subject to Section I.3(b) below) shall be eligible to receive, at the discretion of the Administrator, French-qualified Options and/or French-qualified Restricted Stock Units under this French Plan, provided he or she also satisfies the eligibility conditions of Section 5 of the U.S. Plan.
(b)    Neither French-qualified Options nor French-qualified Restricted Stock Units may be issued to a corporate officer of a French Entity, other than the managing directors (“mandataires sociaux,” i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Entity and is otherwise eligible to receive

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French-qualified Options and/or French-qualified Restricted Stock Units under Section 5 of the U.S. Plan.
(c)    French-qualified Options and French-qualified Restricted Stock Units may not be issued under the French Plan to Optionees or Grantees owning more than ten percent (10%) of the Company’s share capital or to individuals other than employees and corporate officers of a French Entity, as set forth in this Section I.3.
4.Non-Transferability.
Except in the case of death as provided in Sections II.5 and III.3, neither Options nor Restricted Stock Units may be transferred to any third party.
5.Disqualification of French-qualified Options and French-qualified Restricted Stock Units.
In the event changes are made to the terms and conditions of the French-qualified Options and/or French-qualified Restricted Stock Units due to any requirements under the applicable laws of incorporation of the Company, or by decision of the Company’s shareholders, the Board or the Committee, the Options and/or Restricted Stock Units may no longer qualify as French-qualified Options and/or French-qualified Restricted Stock Units.
If the Options and/or Restricted Stock Units no longer qualify as French-qualified Options and/or French-qualified Restricted Stock Units, the Board or Committee may, in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting or exercisability of the Options, the vesting of the Restricted Stock Units or to the sale of the shares of Common Stock underlying the Options and/or Restricted Stock Units which have been imposed under this French Plan or in the applicable agreement delivered to the Optionee or the Grantee in order to achieve the favorable tax and social security treatment for French-qualified Options or French-qualified Restricted Stock Units.
6.Employment Rights.
The adoption of this French Plan shall not confer upon the Optionees and/or the Grantees, or any employees of the French Entity, any employment rights and shall not be construed as a part of any employment contracts that the French Entity has with its employees.
7.Amendments.
Subject to the terms of the U.S. Plan, the Administrator reserves the right to amend or terminate this French Plan at any time in accordance with applicable French law.
II.    FRENCH-QUALIFIED OPTIONS.

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1.Closed Period.
French-qualified Options may not be granted during a Closed Period to the extent such Closed Periods are applicable to French-qualified Options granted by the Company.
2.Conditions of the French-qualified Options.
(a)    The exercise price and number of underlying shares of Common Stock of the French-qualified Options shall not be modified after the Grant Date, except as provided in Section II.4 of this French Plan, or except as otherwise authorized by French law. Any other modification permitted under the U.S. Plan may result in the Option no longer qualifying as a French-qualified Option.
(b)    The Options will vest and become exercisable pursuant to the terms and conditions set forth in the U.S. Plan, this French Plan and the respective option agreement delivered (the “Option Agreement”) to each Optionee.
(c)    The exercise price per share payable pursuant to Options granted under this French Plan shall be fixed by the Administrator on the Grant Date. In no event shall the exercise price per share of Stock be less than the greater of the following:

i.
with respect to purchase stock options, the higher of either 80% of the average of the quotation price of such Common Stock during the 20 trading days immediately preceding the Grant Date or 80% of the average of the purchase price paid for such stock by the Company; and

ii.	the minimum exercise price permitted under the U.S. Plan for nonstatutory stock options.
3.    Exercise of a French-qualified Option.
(a)At the time a French-qualified Option is granted, the Administrator shall fix the period within which the Option vests and may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. Specifically, the Administrator may provide for a period measured from the Grant Date for the vesting or exercise of the Option or for the sale of shares of Common Stock acquired pursuant to the exercise of an Option, designed to obtain the favorable tax and social security treatment pursuant to Section 163 bis C of the French Tax Code or any relevant section of the French codes. Such restriction period on the vesting or exercise of French-qualified Options or on the sale of shares of Common Stock shall be set forth in the applicable Option Agreement or Award Letter. Any restriction on the sale of shares of Common Stock shall be limited to a period of three years after the exercise of the French-qualified Option.

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(b)Upon exercise of a French-qualified Option, the full exercise price and any required withholding tax and/or social security contributions shall be paid by the Optionee as set forth in the Option Agreement. Under a cashless exercise program, the Optionee may give irrevocable instructions to a stockbroker to properly deliver the exercise price to the Company. No delivery, surrendering or attesting to the ownership of previously owned shares of Common Stock having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the shares of Common Stock may be used to pay the exercise price.
(c)If an Optionee dies, his or her French-qualified Options shall thereafter be immediately vested and exercisable in full under the conditions set forth by Section II.5 of this French Plan.
(d)If an Optionee is terminated or ceases to be employed by the Company or any parent or subsidiary of the Company, French-qualified Options will be exercisable according to the provisions of the Option Agreement.
(e)    If an Optionee is terminated or ceases to be employed by the Company or any parent or subsidiary of the Company by reason of Disability (as defined in this French Plan), his or her Options will benefit from the favorable tax and social security treatment of French-qualified Options, irrespective of the date of sale of the shares of Common Stock subject to the Option.

(f)    If an Optionee ceases to be employed by the Company or any parent or subsidiary of the Company by reason of his or her Forced Retirement (as defined in this French Plan) or dismissal as defined by Section 91-ter of Exhibit II to the French Tax Code and as construed by the French tax circulars and subject to the fulfillment of related conditions, his or her Options will benefit from the favorable tax and social security treatment of French-qualified Options, irrespective of the date of sale of the shares of Common Stock, if exercised at least three months prior to the effective date of the Forced Retirement or at least three months prior to the sending of the notice of dismissal to the Optionee.

(g)    Shares of Common Stock acquired upon exercise of a French-qualified Option shall be recorded in the name of the Optionee (except in the event of death of the Optionee) and held, at the discretion of the Company, either (1) by the Company, (2) by a transfer agent designated by the Company, (3) in an account in the name of the Optionee with a broker designated by the Company, or (4) in such manner as the Company may otherwise determine in order to ensure compliance with French law, including any necessary holding periods.
(h)    To the extent required for French-qualified Options granted by the Company, a specific holding period for the shares of Common Stock underlying the French-qualified Options shall be imposed in the relevant Option Agreement for Optionees who qualify as a managing director under French law (“mandataires sociaux”) as defined in Section I.3(b) above.

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4.    Adjustments.
Adjustments of the Option issued hereunder may be made to preclude the dilution or enlargement of benefits under the Option in the event of a transaction by the Company as listed under Section L. 225-181 of the French Commercial Code, as amended, and in case of a repurchase of shares of Common Stock by the Company at a price higher than the stock quotation price in the open market, and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees.
Nevertheless, the Board or Committee, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Options would no longer qualify as French-qualified Options.
5.    Death.
In the event of the death of an Optionee prior to termination of employment, all French-qualified Options that were not vested on the date of death shall immediately terminate and all French-qualified Options that were vested on the date of death may be exercised in full by his or her heirs, the legal representative of his or her estate or by the legatee of the French-qualified Options under his or her last will, in compliance with French civil rules on inheritance and any applicable rules, for the six-month period following the date of Optionee’s death.
In the event of death of an Optionee after termination of employment but prior to the expiration of the French-qualified Options, all French-qualified Options that were not vested on the date of death shall immediately terminate and all French-qualified Options which were vested as of the date of termination of employment may be exercised in full by his or her heirs, the legal representative of his or her estate or by the legatee of the French-qualified Options under his or her last will, in compliance with French civil rules on inheritance, for the six-month period following the date of Optionee’s death.
Any French-qualified Option that remains unexercised shall expire six months following the date of the Optionee's death.
The six-month exercise period will apply without regard to the term of the French-qualified Option as described in Section II.7 of this French Plan.
6.    Adjustments Upon Changes in Capitalization, Corporate Transactions.
In the event of a change in capitalization or a corporate transaction as set forth in Section 7 of the U.S. Plan, adjustments to the terms and conditions of the French-qualified Options or underlying shares of Common Stock may be made only in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules.
Nevertheless, the Board or the Committee, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Options may no longer qualify as French-qualified Options.

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7.    Term of French-qualified Options.
Options granted pursuant to this French Plan will expire no later than nine (9) years and (6) six months after the Grant Date, unless otherwise specified in the applicable Option Agreement. The French-qualified Option term will be extended only in the event of the death of an Optionee, but in no event will any French-qualified Option be exercisable beyond six months following the date of death of the Optionee.
8.    Interpretation.
It is intended that Options granted under this French Plan shall qualify for the favorable tax and social security treatment applicable to options granted under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but no undertaking is made to maintain such status. The terms of this French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant guidelines published by French tax and social security administrations and subject to the fulfillment of legal, tax and reporting obligations.
In the event of any conflict between the provisions of this French Plan and the U.S. Plan, the provisions of this French Plan shall control for any grants of Options made thereunder to Optionees in France.

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III.    FRENCH-QUALIFIED RESTRICTED STOCK UNITS.
1.    Conditions of the French-qualified Restricted Stock Units.
(a)The first Vesting Date of French-qualified Restricted Stock Units shall not occur prior to the expiration of a one-year period as calculated from the Grant Date, or such other period as is required to comply with the minimum vesting period applicable to French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, the relevant Sections of the French Tax Code or of the French Social Security Code, as amended, to benefit from the favorable tax and social security regime, except in the case of the death of the Grantee, as set forth in Section III.3 of this French Plan.

(b)    The sale or transfer of shares of Common Stock issued pursuant to the French-qualified Restricted Stock Units may not occur prior to the relevant anniversary of the Vesting Date specified by the Administrator and in no case prior to the expiration of a two-year period as calculated from the Grant Date, or such other period as is required to comply with the minimum holding period applicable to French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant Sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the favorable tax and social security regime, even if the Grantee is no longer an employee or a managing director of a French Entity.

In addition, the shares of Common Stock may not be sold or transferred during a Closed Period as provided for by Section L. 225-197-1 of the French Commercial Code, as amended, and as interpreted by the French administrative guidelines, so long as those Closed Periods are applicable to shares of Common Stock underlying Restricted Stock Units.
(c)    To the extent required for French-qualified Restricted Stock Units granted by the Company, a specific holding period for the shares of Common Stock underlying the French-qualified Restricted Stock Units shall be imposed in the relevant Award Agreement for Grantees who qualify as a managing director under French law (“mandataires sociaux”) as defined in Section I.3(b) above.
(d)    The shares of Common Stock issued pursuant to French-qualified Restricted Stock Units will be recorded in the name of the Grantee (except in the event of death of the Grantee) and held, at the discretion of the Company, either (1) by the Company, (2) by a transfer agent designated by the Company, (3) in an account in the name of the Grantee with a broker designated by the Company, or (4) in such other manner as the Company may otherwise determine in order to ensure compliance with French law and withholding periods.
2.    Adjustments Upon Changes in Capitalization, Corporate Transactions.
In the event of a change in capitalization or a corporate transaction as set forth in Section 7 of the U.S. Plan, adjustment to the terms and conditions of the French-qualified

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Restricted Stock Units or underlying shares of Common Stock may be made only in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules.
Nevertheless, the Board or Committee, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Restricted Stock Units may no longer qualify as French-qualified Restricted Stock Units.
3.    Death and Disability.
In the event of the death of a Grantee, all French-qualified Restricted Stock Units held by the Grantee at the time of his or her death shall become immediately transferable to the French Grantee’s heirs. The Company shall issue the Shares subject to the French-qualified Restricted Stock Units to the French Grantee’s heirs, at their request, if such request occurs within six (6) months following the death of the French Grantee. If the French Grantee’s heirs do not request the issuance of the Shares underlying the French-qualified Restricted Stock Units, the French-qualified Restricted Stock Units shall expire six (6) months following the date of the French Grantee’s death.

If a Grantee’s service to the Company or any subsidiary terminates by reason of his or her death or Disability (as defined in this French Plan), the Grantee’s heirs, the legal representative of his or her estate or the legatee of the French-qualified Restricted Stock Units under his or her last will, in compliance with French civil rules on inheritance, or the Grantee, as applicable, shall not be subject to the restrictions on the transfer of shares of Common Stock set forth in Section III.1(b) of this French Plan.

4.    Interpretation.
It is intended that Restricted Stock Units granted under this French Plan shall qualify for the favorable tax and social security treatment applicable to restricted stock units granted under Sections L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws, but there are no undertakings to maintain this position. The terms of this French Plan shall be interpreted accordingly and in accordance with the relevant Guidelines published by French tax and social security administrations and subject to the fulfilment of certain legal, tax and reporting obligations.
IV.    ADOPTION.
The French Plan, in its entirety, was adopted by a meeting of the Administrator on May 11, 2017 and became effective as of May 11, 2017.

APPENDIX 1
[insert copy of the U.S. Plan]

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